Exhibit 99.1

Contact:

JoAnn Horne

Market Street Partners

415.445.3233

EFI APPOINTS NEW CHIEF FINANCIAL OFFICER

HP Veteran Vincent Pilette To Lead EFI Worldwide Finance, IT and Facilities Functions

Foster City, Calif. – January 4, 2011 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced that it has appointed Vincent Pilette as its chief financial officer, effective January 1, 2011. Pilette joins EFI from Hewlett-Packard Company (“HP”), where he most recently held the title of vice president of Finance for the Enterprise Server, Storage and Networking business. Pilette will be reporting directly to EFI’s chief executive officer, Guy Gecht.

“After a long and comprehensive CFO search, I am delighted to welcome Vincent to EFI’s executive team,” said Gecht. “His senior financial roles at HP in both the Enterprise Hardware and Software businesses are a terrific fit with EFI’s diverse business, and his vast experience in worldwide operations and acquisitions will make him a key contributor as we continue to execute on our growth strategy.”

Prior to joining EFI, Pilette spent fourteen years at HP, holding a variety of finance positions in the U.S and EMEA. Most recently, Pilette held the position of VP of Finance for the $20 billion Enterprise Server, Storage and Networking business. In this capacity, he was responsible for all aspects of finance for HP’s fastest growing segment in 2010. Prior to this role, Pilette served, for three years, as VP of Finance for HP Software, during which HP Software revenue tripled and operating margin expanded. Over the last five years, Pilette participated in the acquisition and integration of more than ten companies, including 3Par, 3Com, Mercury Interactive, Opsware and Peregrine.

Pilette holds a B.S. in Engineering and M.S. in Business from Louvain University in Belgium where he graduated magna cum laude. He also holds a Master’s degree in Business Administration from Kellogg School of Management at Northwestern University.

“EFI has worked very hard over the years to successfully transform the company from a pure OEM business to an innovative company focused on digital printing solutions, with solid R&D capabilities and expanded distribution channels,” said Pilette. “I’m excited to join the company and play an active role in achieving the full potential of its strategy.”

Pilette succeeds Gordon Heneweer, who served as the Company’s interim chief financial officer since May 10, 2010. “I’d like to thank Gordon for his great performance as an interim CFO for the past seven months,” added Gecht. “We are looking forward to have Gordon resume his VP of Finance responsibilities and continue his significant contribution as a senior member of EFI team.”

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations; any statements concerning the composition of the management team; any statements regarding anticipated operational and financial results and EFI’s growth strategy; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock; competition and/or market factors, which may adversely affect margins; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.